EXHIBIT 4b(vi)

                     THE LIFE INSURANCE COMPANY OF VIRGINIA
                   ENDORSMENT FOR WAIVER OF SURRENDER CHARGES


This policy is amended as follows:

The following paragraphs are added to the Surrender Charge provision in the Account Value Benefits section of the Policy:

Waiver of Surrender Charges in the Event of Hospital or Nursing Facility Confinement

We will waive the surrender charges otherwise applicable to a full surrender or one or more partial surrenders occurring before income payments begin if:

o The Annuitant is, or has been confined to a state licensed or legally operated hospital or inpatient nursing facility for at least 90 consecutive days; and

o Such  confinement  began at least  one  year  after  the  Policy  Date;  and

o The Annuitant was age 80 or younger on the Policy Date; and

o The request for the full or partial surrender, together with proof of such confinement, is received in the Home Office while the Annuitant is confined or within 90 days after the discharge from the facility.

Waiver of Surrender Charges in the Event of Terminal Illness

We will waive the surrender charges otherwise applicable to a full surrender or one or more partial surrenders occurring before income payment begin if:

o The Annuitant has been diagnosed with a terminal illness by a licensed physician; and

o The diagnosis is supported by clinical, radiological, laboratory or other evidence of the medical condition which is satisfactory to us; and

o Which a licensed physician certifies is expected to result in death within 12 months of such certification; and

o The diagnosis was made at least one year after the Policy  Date;  and

o The full  surrender  or partial  surrender  occurs  after diagnosis;  and

o We receive  satisfactory proof that the Annuitant has a terminal illness.

Satisfactory proof will include a properly completed claim form and a written statement from a licensed physician. The licensed physician must be someone other than you, or the Annuitant, or a relative of the Annuitant. We reserve the right to obtain a second medical opinion at our expense.


For THE LIFE INSURANCE COMPANY OF VIRGINIA


                                            /s/ Pamela S. Schutz
                                            ------------------------------
                                            President



Form P5122 9/98